                                 EXHIBIT 13.3

                  Summarized Quarterly Financial Information
-----------------------------------------------------------------------------
First West Virginia Bancorp, Inc.
Summarized Quarterly Financial Information
-----------------------------------------------------------------------------

A summary of selected quarterly financial information follows:

                                        First          Second           Third
          1998                         Quarter         Quarter         Quarter
                                    -------------   -------------   -------------

   Total interest income            $   3,017,292   $   3,062,636   $   3,148,133
   Total interest expense               1,276,939       1,325,792       1,363,263
   Net interest income                  1,740,353       1,736,844       1,784,870
   Provision for loan losses               46,500          56,500          76,500
   Investment Securities gain (loss)       (1,608)             --           2,786
   Total other income                     191,504         183,293         215,373
   Total other expenses                 1,109,594       1,125,921       1,172,069
   Income before income taxes             774,155         737,716         754,460
   Net income                             519,740         501,192         515,715
   Net income per share (1)                   .41             .40             .41

                                         First          Second           Third          Fourth
          1997                         Quarter         Quarter         Quarter         Quarter
                                    -------------   -------------   -------------  -------------

   Total interest income            $   2,698,339   $   2,845,165   $   2,954,722  $   3,008,583
   Total interest expense               1,087,969       1,161,352       1,224,185      1,270,941
   Net interest income                  1,610,370       1,683,813       1,730,537      1,737,642
   Provision for loan losses               25,500          36,000          34,500         34,500
   Investment Securities Gain (Loss)           --              --              --         (1,291)
   Total other income                     174,106         153,694         172,615        139,807
   Total other expenses                 1,044,887       1,091,516       1,116,343      1,124,623
   Income before income taxes             714,089         709,991         752,309        717,035
   Net income                             476,607         474,485         502,677        476,799
   Net income per share (1)                   .38             .38             .40            .38


                                        First          Second           Third          Fourth
          1996                         Quarter         Quarter         Quarter         Quarter
                                    -------------   -------------   -------------   -------------

   Total interest income            $   2,372,377   $   2,473,455   $   2,556,220   $   2,665,006
   Total interest expense                 916,012         958,753         993,702       1,056,942
   Net interest income                  1,456,365       1,514,702       1,562,518       1,608,064
   Provision for loan losses               14,400          14,400          16,800          25,000
   Investment Securities Gain (Loss)       (1,050)            339              --              --
   Total other income                     136,416         143,670         148,902         139,487
   Total other expenses                 1,016,692       1,040,824       1,038,297       1,085,853
   Income before income taxes             560,639         603,487         656,323         636,698
   Net income                             374,361         405,277         435,046         429,310
   Net income per share (1)                   .30             .32             .35             .34


   (1) Adjusted for a 4 percent common stock dividend to stockholders of record as of October 1, 1998, payable October 26, 1998, a 3 for 2 stock split in the effect of a 50% stock dividend to stockholders of record as of October 1, 1997, and a 4 percent common stock dividend to stockholders of record as of December 2, 1996.


-------------------------------------------------------------------------